PACIFIC ALLIANCE CORPORATION

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

AS OF JUNE 30, 2009

ASSETS	"SUPER"	"PALC"	Adjustments		Pro Forma
Cash	$23,049	$373,088			$396,137

Accounts receivable, net	534,803	31,600			566,403

Inventory	792,367	-			792,367

Total current assets	1,350,219	404,688			$1,754,907

Property and equipment, net	197,837	-			197,837

TOTAL ASSETS	$1,548,056	$404,688			$1,952,744

LIABILITIES AND
SHAREHOLDERS' DEFICIT

Accounts payable	$352,317	$-			$352,317

Accrued expenses and other current liabilities	83,523	387,694			471,217

Tax liabilities	-	358,995			358,995

Derivative liabilities	-	1,605,490			1,605,490

Convertible notes payable	-	802,000			802,000

Short-term notes payable	610,000	137,100			747,100

Notes payable to related parties	-	203,414			203,414

Total current liabilities	1,045,840	3,494,693			4,540,533

Common stock		37,928	606,600	[1]	644,528

Paid-in capital		3,515,563	(3,696,605)	[1]	-
			181,042	[1]
Members' capital	909,714		(909,714)	[1]	-

Accumulated deficit	(407,498)	(6,643,496)	6,643,496	[1]	(3,232,317)
			(2,824,819)	[1]
Total Stockholder's (members') equity	502,216	(3,090,005)			(2,587,789)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,548,056	$404,688			$1,952,744

See notes to pro forma condensed consolidated financial statements (unaudited)

PACIFIC ALLIANCE CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

For the six months ended June 30, 2009

	"SUPER"	"PALC"	Adjustments		Pro Forma

Sales	$1,158,017	$-			$1,158,017

Cost and expenses:
Cost of sales	907,350	-			907,350
Selling, general and administrative	203,334	401,497			604,831
	1,110,684	401,497			1,512,181

Operating income (loss)	47,333	(401,497)			(354,164)

Other income (expenses)	(20,000)	(1,640,605)			(1,660,605)

Income (Loss) before income taxes	27,333	(2,042,102)			(2,014,769)

Income taxes	-	-	(100)	[2]	(100)

Net Income(loss)	$27,333	$(2,042,102)			$(2,014,869)

Net income (loss) per share-basic and diluted	N/A	$(0.05)			$(0.00)

Weighted average number of shares	N/A	37,429,150			644,029,150

See notes to pro forma condensed consolidated financial statements (unaudited)

PACIFIC ALLIANCE CORPORATION

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

For the six months ended June 30, 2009

NOTE 1 – BASIS OF PRESENTATION

On June 24, 2009, Pacific Alliance Corporation (“PALC” or “Pacific”) entered into an Exchange Agreement (“Agreement”) to acquire all the issued and outstanding membership interests of Superior Filtration Products, LLC (“SUPER” or “Superior”) in exchange for 1,000,000 shares of PALC’s Series A preferred stock which are convertible into 606,600,000 shares of PALC’s common stock. Upon completion of the acquisition, the existing Superior members will own approximately 90% of the outstanding common stock of the combined company. Consequently, for accounting purpose, the transaction will be accounted for as a reverse acquisition, with Superior as the acquirer. Subsequent to the consummation of the transaction, the historical financial statements of Superior will become the historical financial statements of the combined company and the assets and liabilities of Pacific will be accounted for as required under the purchase method of accounting. The results of operations of Pacific will be included in the consolidated financial statements from the closing date of acquisition.

The purchase price is assumed to be equal to Pacific book value since Pacific had limited assets and operations, and no goodwill is recorded on the transaction. The amount ascribed to the shares issued to the Superior members represents the net book value of Pacific at date of closing.

In connection with the acquisition, Superior will cease its LLC status.

The accompanying condensed consolidated financial statements illustrate the effect of Pacific’s reverse acquisition (“Pro Forma”) of Superior. The condensed consolidated balance sheet as of June 30, 2009 is based on the historical balance sheets of Superior and Pacific as of that date and assumes the acquisition took place on that date. The condensed consolidated statements of operations for the six months then ended are based on the historical statements of operations of Superior and Pacific for those periods. The pro forma condensed consolidated statements of operations assume the acquisition took place on January 1, 2009.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management’s current estimated of the allocation of the purchase price, the actual allocation of which may differ.

The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical financial statements of Superior and Pacific, including the related notes, and other financial information included in this joint proxy statement/prospectus.

PACIFIC ALLIANCE CORPORATION

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

For the six months ended June 30, 2009

NOTE 2 – PRO FORMA ADJUSTMENTS

The pro forma adjustments to the unaudited condensed consolidated balance sheet are as follows:

[1]

To reflect the reverse acquisition of Superior equal to the book value of Pacific:

Issuance of 606,600,000 shares of Pacific Stock at its book value	$(3,090,005)
Elimination of Superior capital	(909,714)
Elimination of Pacific accumulated deficit	6,643,496
Recapitalization adjustment	(2,643,777)

Cost in excess of net liabilities assumed	$-

The pro forma adjustments to the condensed consolidated statements of operations are as follows:

[2]

To reflect income taxes on a pro forma basis assuming the transaction took place at the beginning of the period presented and Superior was a C corporation in 2009. A valuation allowance is established for the full amount of the Company’s deferred tax assets which relate to the Company’s net operating loss carryforwards.

NOTE 3 - PRO FORMA NET LOSS PER COMMON SHARE

The unaudited pro forma basic and diluted net loss per share are based on the weighted average number of shares of Pacific common stock outstanding during each period and the number of shares of Pacific common stock to be issued in connection with the reverse acquisition of Superior.